UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2025

Mama’s Creations, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40597	27-0607116
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Branca Road, East Rutherford, NJ	07073
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 532-1212

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	MAMA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Mama’s Creations Inc. (the “Company”) held its Annual Meeting of Stockholders on July 3, 2025. At the meeting, the Company’s stockholders voted on the following proposals, each as described in further detail in the definitive proxy statement filed on May 20, 2025.

1.	The following five individuals were elected to the Company’s Board of Directors, each to serve a one-year term to expire at the next annual meeting of stockholders or until their successor is duly qualified and elected, with voting as follows:

Nominee	For	Withheld	Broker Non-Votes
Lynn L. Blake	24,985,698	2,032,445	4,970,291
Meghan Henson	25,005,044	2,013,099	4,970,291
Dean Janeway	24,057,896	2,960,246	4,970,291
Adam L Michaels	26,851,415	166,727	4,970,291
Shirley Romig	24,747,535	2,270,608	4,970,291

2.	Stockholders ratified the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026, with voting as follows:

For	Against	Abstain
31,844,671	60,196	83,567

3.	Stockholders approved, on a non-binding and advisory basis, the Company’s executive compensation, with voting as follows:

For	Against	Abstain	Broker Non-Votes
25,497,797	472,854	1,047,492	4,970,291

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mama’s Creations, Inc.

Date: July 8, 2025	By:	/s/ Adam L. Michaels
	Name:	Adam L. Michaels
	Title:	Chief Executive Officer